EXHIBIT 3.1

Amendment
to
By-Laws of Vertex Pharmaceuticals Incorporated

A new Article II Section 8 is hereby inserted, as follows:
Section 8.    Proxy Access for Director Nominations.
(a)Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 8, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person to be nominated for election to the Board of Directors by a stockholder pursuant to Section 2 of this Article II (a “Stockholder Nominee”) if (i) the stockholder of record who intends to make the nomination qualifies as, or is acting on behalf of, an Eligible Stockholder (as defined in Section 8(c) of this Article II), (ii) the Eligible Stockholder expressly elects, in a written statement accompanying the notice required by Section 2 of this Article II (a “Nomination Notice”), to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8 and (iii) all of the other requirements set forth in this Section 8 and in Section 2 of this Article II are satisfied. For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is (A) the information provided to the Clerk of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, and (B) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 8(g) of this Article II). For the avoidance of doubt, nothing in this Section 8 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 8. Subject to the provisions of this Section 8, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.
(b)Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 2 of this Article II (the “Final Proxy Access Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 8(b)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders), together with the number of directors in office as of the Final Proxy Access Date who were either elected by the Board of Directors to fill a vacancy pursuant to such an agreement, arrangement or other understanding, or included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to such an agreement, arrangement or other understanding for any of the two preceding annual meetings of stockholders, and whose remaining terms extend beyond the upcoming annual meeting, and (ii) the number of directors in office as of the Final Proxy Access Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whose remaining terms extend beyond the upcoming annual meeting. For purposes of determining when the Permitted Number has been reached, any individual requested by an Eligible Stockholder to be included in the Corporation’s proxy materials pursuant to this Section 8 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees. Any Eligible Stockholder requesting that more than one Stockholder Nominee be included in the Corporation’s proxy materials pursuant to this Section 8 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees requested by Eligible Stockholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number. In the event that the number of Stockholder Nominees requested by Eligible Stockholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Nomination Notice. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 8 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 8 for any meeting of stockholders for which the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) and the stockholder by whom or on whose behalf the nomination is to be made does not expressly elect, in a written statement accompanying the Nomination Notice, to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8.
(c)Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 8(d) of this Article II) continuously for at least three years (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent of the voting power of the outstanding shares of stock as of the date the Nomination Notice is delivered to or mailed and received by the Clerk of the Corporation in accordance with Section 2 of this Article II (the “Required Shares”) and (ii) continues to Own the Required Shares through the date of the annual meeting. A “Qualifying Fund Group” is any two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 8 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 8 by any member of such group shall be deemed a breach by the Eligible Stockholder. No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
(d)Definition of Ownership. For purposes of this Section 8, a stockholder shall be deemed to “Own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 8, a beneficial owner shall be considered a “stockholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s Ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with its Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the stockholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
(e)Information to be Included with a Nomination Notice. In addition to containing the information, representations and other documents required to be set forth in a Nomination Notice pursuant to Section 2 of this Article II, in order for a Stockholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8, the Nomination Notice must also set forth or be accompanied by the following:
(i)A written statement by the Eligible Stockholder setting forth and certifying as to the number of shares of stock it Owns and has Owned continuously for the Minimum Holding Period;
(ii)one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to or mailed and received by the Clerk of the Corporation in accordance with Section 2 of this Article II, the Eligible Stockholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the determination of stockholders certified to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous Ownership of the Required Shares through the record date;
(iii)a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(iv)a representation and agreement that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person whom it has not requested be included in the Corporation’s proxy materials pursuant to this Section 8, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;
(v)an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information provided to the Corporation by or on behalf of the Eligible Stockholder, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of any person for election to the Board of Directors submitted by or on behalf of the Eligible Stockholder or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
(vi)a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;
(vii)if the Eligible Stockholder consists of a group of stockholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the request under this Section 8 (including withdrawal of the nomination); and
(viii)if two or more funds that are part of the same Qualifying Fund Group are intended to be counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
(f)Additional Required Information. In addition to the information required pursuant to Section 8(e) of this Article II or any other provision of these By-Laws, the Corporation may require (i) any proposed Stockholder Nominee requested to be included in the Corporation’s proxy materials to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Stockholder Nominee would be independent under the Independence Standards (as defined in Section 8(i) of this Article II), (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 8 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.
(g)Supporting Statement. The Eligible Stockholder may, at its option, provide to the Clerk of the Corporation, at the time the Nomination Notice is provided, a written statement, not to exceed 500 words, in support of its Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.
(h)Correction of Defects; Updates and Supplements. In the event that any information or communications provided by or on behalf of an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Clerk of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Stockholder must provide immediate notice to the Corporation if the Eligible Stockholder ceases to Own any of the Required Shares prior to the date of the annual meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 8(h) shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 8).
(i)Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 8, a Stockholder Nominee (i) who would not be an independent director under the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Organization, the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its stockholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.
(j)Omission and Removal of Stockholder Nominees. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches any of its representations, agreements or undertakings or fails to comply with any of its obligations under this Section 8 or Section 2 of this Article II, or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or the presiding officer of the annual meeting, then (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting and, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder.
(k)Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 10% of the votes cast in favor of such Stockholder Nominee’s election, will be ineligible to be included in the Corporation’s proxy materials pursuant to this Section 8 for the next two annual meetings of stockholders.
(l)General. This Section 8 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.

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